UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 N. Broadway, St. Louis, Missouri 63102-2188

(Address of principal executive offices and zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.15 par value per share	SF	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series A	SF PRA	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B	SF PRB	New York Stock Exchange
5.20% Senior Notes due 2047	SFB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in more detail below under Item 5.07, on May 15, 2020, the shareholders of Stifel Financial Corp. (the “Company”) approved the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement) (the “Plan”). The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2020, which is incorporated by reference herein. The description of the Plan is qualified in its entirety by the full text of the Plan, attached hereto as Exhibit 10.1 and incorporated herein by reference.

As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2020, John P. Dubinsky has retired as a Director of the Company effective as of the 2020 Annual Meeting of the Company on May 15, 2020. The size of the Board was reduced to 11 directors effective immediately upon Mr. Dubinsky’s retirement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company Shareholders was held on May 15, 2020 to (i) elect eleven members of the Board of Directors; (ii) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement; (iii) authorize amendments to the 2001 Incentive Stock Plan (2018 Restatement) to increase capacity by 4,000,000 shares, including 25,000 shares to be reserved for non-employee directors; and (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

As of March 18, 2020, the record date for the Annual Meeting, there were 68,652,199 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 65,763,046 shares of common stock were represented in person or by proxy, constituting a quorum.

The final results for the proposals voted on at the Annual Meeting are set forth below:

Proposal 1 – Election of Directors:

The Company’s shareholders elected eleven directors to hold office until the 2021 annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The following table shows the results of the shareholders’ votes:

	For	Withhold Authority	Abstentions	Broker Non-votes
Nominees with terms ending in 2021:
Adam Berlew	60,482,853	409,583	—	4,870,610
Kathleen Brown	60,019,687	872,749	—	4,870,610
Michael W. Brown	60,405,798	486,638	—	4,870,610
Robert E. Grady	59,276,200	1,616,236	—	4,870,610
Ronald J. Kruszewski	57,827,754	3,064,682	—	4,870,610
Daniel J. Ludeman	60,347,670	544,766	—	4,870,610
Maura A. Markus	60,502,243	390,193	—	4,870,610
James M. Oates	59,036,141	1,856,295	—	4,870,610
David A. Peacock	60,302,499	589,937	—	4,870,610
Thomas W. Weisel	59,604,978	1,287,458	—	4,870,610
Michael J. Zimmerman	60,493,893	398,543	—	4,870,610

Proposal 2 – To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement:

For	Against	Abstentions	Broker Non-votes
59,400,257	1,301,558	190,621	4,870,610

Proposal 3 – To authorize amendments to the 2001 Incentive Stock Plan (2018 Restatement) to increase capacity by 4,000,000 shares, including 25,000 shares to be reserved for non-employee directors:

For	Against	Abstentions	Broker Non-votes
40,739,619	19,985,826	166,991	4,870,610

Proposal 4 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstentions	Broker Non-votes
64,197,644	1,496,833	68,569	N/A

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: May 15, 2020	By:	/s/ James M. Marischen
	Name:	James M. Marischen
	Title:	Chief Financial Officer

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